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                                                                   EXHIBIT 10.J

                   THIRD AMENDMENT TO POWER PURCHASE AGREEMENT

                  THIS THIRD AMENDMENT TO POWER PURCHASE AGREEMENT (the "Third Amendment"), made and entered into as of the 1st day of August, 1999, by and between Cogen-Technologies Linden Venture, L.P. ("Seller") and Consolidated Edison Company of New York, Inc. ("Buyer" and collectively with Seller, the "Parties"), constitutes an amendment to the Power Purchase Agreement, dated April 14, 1989, between Buyer and Cogen Technologies, Inc., as assigned to Seller by Cogen Technologies Linden Ltd., assignee of Cogen Technologies, Inc., and as amended by the First Amendment to Power Purchase Agreement between Buyer and Seller, dated September 17, 1990 (the "First Amendment") and the Second Amendment to the Power Purchase Agreement between Buyer and Seller, dated December 22, 1993 (the "Second Amendment") (the Power Purchase Agreement, the First Amendment and the Second Amendment are referred to herein together as the "Agreement").

                              W I T N E S S E T H:

                  WHEREAS, Buyer and Seller previously entered into the Agreement for the purchase by Buyer of certain capacity and energy to be produced by a gas-fired cogeneration plant and appurtenant facilities to be constructed in Linden, New Jersey (the "Plant");

                  WHEREAS, certain matters not specifically addressed in the Agreement have arisen which Buyer and Seller desire to address in the form of an amendment to the Agreement;

                  WHEREAS, the Agreement neither expressly permits nor expressly prohibits the sale by Seller of Plant capacity in excess of 645 megawatts ("MW") to Third Parties; and


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                  WHEREAS, Buyer and Seller desire to amend the Agreement with respect to the right of the Seller to sell Plant capacity and associated energy in excess of 645 MW to Third Parties:

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree to amend the Agreement as follows:

                  FIRST. By inserting after Article 4.8 a new Article 4.9, as follows:

                  "4.9 Rights to Excess Capacity and Energy.

                  (A) Definitions.  For purposes of this Article 4.9:

                  (1) The term "DMNC" means the DMNC determined pursuant to
                  Article 13.1 (A) (1) and 13.1(D), notwithstanding anything to the contrary in Article 13.1(A) (4).

                  (2 The term "Excess Capacity" means any Plant power production capacity in excess of a DMNC of 645 MW.

                  (3 The term "Excess Energy" means energy associated with Excess Capacity.

                  (4 The term "Excess Energy Fuel Component" means, for any month, an amount equal to the product of:

                     (a) the average cost incurred in such month by Seller with respect to Fuel acquired for use in the Plant, expressed in $/Btu (at the higher heating value),

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                     (b) an assumed heat rate of 11,500 Btu/kWh (at the higher
                     heating value), and

                     (c) the sum of the number of kWh of energy sold in each hour in such month associated with the first 20 MW of Excess Capacity.

                  (5 The term "Excess Energy O & M Component" means, for any month, an amount equal to the product of:

                     (a) 1.0 cents per kWh and

                     (b) the sum of the number of kWh of energy sold in each hour in such month associated with the first 20 MW of Excess Capacity.

                  (6 The term "Net Capacity Revenue" means, for any month, the revenue received by Seller from the sale of the first 20 MW of Excess Capacity, but, if Seller sells more than 20 MW of Excess Capacity in any Month, no less than the product of (i) 20 and (ii) the weighted average price per MW for all sales of Excess Capacity in such month less the sum of:

                     (a) any taxes associated with making such sale, and

                     (b) any other reasonable and customary costs and expenses paid to Third Parties or to Buyer relating to such sale.

                  (7 The term "Net Energy Revenue" means, for any month, the revenue received by Seller from the sale of energy associated with the first 20 MW of Excess Capacity, but, if Seller sells energy in


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                  excess of an amount associated with the first 20 MW of Excess
                  Capacity in any Month, no less than the product of (i the sum of the number of kWh of energy sold in each hour in such month associated with the first 20 MW of Excess Capacity and (ii the weighted average price per kWh for all sales of Excess Energy in each hour of such Month less the sum of:

                     (a) the Excess Energy Fuel Component,

                     (b) the Excess Energy O & M Component,

                     (c) any taxes associated with making such sale,

                     (d) any transmission and distribution costs and expenses relating to such sale, and

                     (e) any other reasonable and customary costs and expenses paid to Third Parties or to Buyer relating to such sale.

                  (8 The term "Third Party" means any person other than Buyer and Seller.

                  (B) Notwithstanding anything to the contrary contained in this Agreement, but without affecting the parties' rights under
                  Section 11.2 (E), Seller shall have the right to sell and deliver any Excess Capacity or Excess Energy or both to any Third Parties or to Buyer under a separate agreement, except that


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                  (1) to the extent that Buyer has scheduled has scheduled Plant output at levels at or less than 645 MW, Seller shall first provide energy to Buyer at the levels requested by Buyer at time,

                  (2) Seller may utilize the Plant to produce energy above the level requested by Buyer for sales to Third Parties or to Buyer under a separate agreement only in an amount equivalent to that associated with the amount of the Excess Capacity,

                  (3) to the extent that ambient temperatures in any hour in such month are above the average ambient temperature which the DMNC of the Plant available for delivery is adjusted pursuant to Section 13.1(A) (1) of this Agreement and to the extent to which such higher temperature limits the amount of energy that can be produced by the Plant, then both Buyer's and Seller's rights to energy from the Plant will be adjusted accordingly and, in such case,

                     (a) Buyer shall be entitled in such hour of such month to a portion of the energy produced by the Plant during such hour equal to all the energy produced by the Plant during such hour multiplied by a fraction, the numerator of which is the DMNC less the Excess Capacity, and the denominator of which is the DMNC, and



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                     (b) Seller shall be entitled to the remainder of the energy produced by the Plant during such hour, which remainder shall not exceed an amount of energy equivalent to the energy associated with the amount of Excess Capacity, and

                  4) Seller's right to sell Excess Capacity shall not impair Buyer's capacity entitlement under this Agreement except as specifically provided herein.

                  (C) In any month, the Net Capacity Revenue shall be shared equally between Buyer and Seller.

                  (D) In any month, Net Energy Revenue shall be shared equally between Buyer and Seller.

                  (E) Notwithstanding anything to the contrary contained in this Agreement except as specifically provided in this Article 4.9, Buyer shall have no right or claim to any Excess Capacity or Excess Energy or to any revenue from the sale of Excess Capacity and Excess Energy. Nothing herein shall obligate Seller to make any sale of Excess Capacity or Excess Energy and Seller shall have no liability to Buyer should it not make any such sales.

                     For purposes of Section 4.1(B), 4.1(C) and 4.3 of this
                  Agreement; any Excess Energy sold shall not be included in "the total kWh actually delivered by the Plant" or "the Kwh actually delivered to


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                  Buyer" or "the kWh actually delivered by Seller or Buyer" or
                  "the kWh delivered during such month" and

                  (2) Fuel costs and any other costs related thereto incurred by Seller for the production of Excess Energy shall be deducted from the "sum of all costs incurred" in computing the Fuel Component. For purposes of this Section 4.9 (F) (2) Fuel costs incurred by Seller for the production of Excess Energy in any month shall amount to the product of (a) the average cost incurred in such month by Seller with respect to Fuel acquired for use in the Plant, expressed in $/Btu (at the higher heating value), (b) an assumed heat rate of 11,500 Btu/kWh (at the higher heating value) and (c) the sum of the number of kWh of Excess Energy sold in each hour in such month.

                     SECOND. This Third Amendment shall become effective as of August 1, 1999.

                     THIRD. All corporate action required for Buyer and Seller to execute, deliver, and perform their respective obligations hereby have been completed, and no approval by the Public Service Commission of the State of New York is required for Buyer to execute, deliver, and perform its obligations under this Third Amendment and the Agreement as amended hereby.


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                     FOURTH This Third Amendment and the rights and obligations of the Parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   COGEN TECHNOLOGIES LINDEN VENTURE, L.P.


                                   By:        /s/ Robert J. Licato
                                       -----------------------------------------
                                   Printed Name:  Robert J. Licato
                                   Title:         President
                                   Date:          April 25, 2000


                                   CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.


                                   By:        /s/ Michael Forte
                                        ----------------------------------------
                                   Printed Name:  Michael Forte
                                   Title:         Acting Vice President
                                   Date:          October 21, 1999




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